                                  Exhibit 11.0
                              Roslyn Bancorp, Inc.
              Statement Re: Computation of Per Share Earnings (1)
               (In thousands, except share and per share amounts)
                                  (Unaudited)


                                                                      For the                        For the
                                                                 Three Months Ended             Three Months Ended
                                                                   June 30, 2001                  June 30, 2000
                                                            --------------------------     --------------------------
Net income                                                        $             26,985           $             25,032
                                                            --------------------------     --------------------------

Weighted average common shares outstanding                                  86,829,366                     95,452,580
                                                            --------------------------     --------------------------

Basic earnings per common share                                   $               0.31           $               0.26
                                                            ==========================     ==========================

Weighted average common shares outstanding                                  86,829,366                     95,452,580

Potential common stock due to dilutive effect of stock
 options                                                                     1,570,295                      1,067,635
                                                            --------------------------     --------------------------

Total shares for diluted earnings per share                                 88,399,661                     96,520,215
                                                            ==========================     ==========================

Diluted earnings per common share                                 $               0.31           $               0.26
                                                            ==========================     ==========================

                                                                      For the                        For the
                                                                  Six Months Ended               Six Months Ended
                                                                   June 30, 2001                  June 30, 2000
                                                            --------------------------     --------------------------
Net income                                                        $             52,312           $             48,526
                                                            --------------------------     --------------------------

Weighted average common shares outstanding                                  87,177,818                     97,834,790
                                                            --------------------------     --------------------------

Basic earnings per common share                                   $               0.60           $               0.50
                                                            ==========================     ==========================

Weighted average common shares outstanding                                  87,177,818                     97,834,790

Potential common stock due to dilutive effect of stock
 options                                                                     1,473,601                      1,064,088
                                                            --------------------------     --------------------------

Total shares for diluted earnings per share                                 88,651,419                     98,898,878
                                                            ==========================     ==========================

Diluted earnings per common share                                 $               0.59           $               0.49
                                                            ==========================     ==========================

(1) Adjusted to reflect a 3-for-2 stock split.

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